EXHIBIT 10.2


THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF (THE "CONVERSION SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS NOTE OR CONVERSION SHARES OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


                                  CAPRIUS, INC.

                  8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$_____                                                            _____ __, 2004
(Principal Amount)

          CAPRIUS, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of __________ (the "Holder"), on __________ 2005 (the "Maturity Date"), the principal sum of __________ Dollars (US $_____), together with interest at the rate of Eight Percent (8%) per annum (calculated daily on the basis of a 360-day year end actual calendar days elapsed) from the date hereof until the entire principal shall become paid or otherwise satisfied, subject to earlier prepayment or conversion as set forth below.

          This Note is one a duly authorized issue of Notes (the "Notes") of the Company limited in aggregate principal amount to One Million Five Hundred Dollars ($1,500,000) and is being issued as part of a private placement by the Company pursuant to the terms of a Securities Purchase Agreement between the Company and the initial purchaser of this Note and other initial purchasers of Notes, and to the terms of a Registration Rights Agreement among the initial purchasers hereof, the purchasers of the other Notes and the Company, copies of which Agreements are on file at the office of the Company at its address in
Section 9.2 hereof.

     All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company, and, in absence of any designation, shall be paid to the Holder at his address set forth in his Securities Purchase Agreement. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. If any payment hereunder falls due on a Saturday, Sunday or legal holiday, it shall be payable on the next succeeding business day and such additional time shall be included in the computation of interest.

     1.         Prepayment.

          1.1 Voluntary Prepayment. The Company shall have the right, at its sole discretion, to prepay this Note, pro rata with the prepayment of the other Notes, at any time in whole or from time to time in part, the principal amount of the Note and any accrued interest on the principal amount being repaid, to the prepayment date (subject to the Holder's conversion rights set forth in Section 4), without premium or penalty. The foregoing right of prepayment is subject to (i) the Company giving at least ten (10) business days notice to the Holder of its election to prepay, specifying therein the date for the proposed prepayment date (the "Prepayment Date"), and the amount to be prepaid, (ii) the average closing price as reported on the Over-the-Counter-Bulletin Board (the "Market Price") of the Company's common stock, $.001 par value (the "Common Stock"), having been in excess of Seventy Five Cents ($.75) per share for the ten (10) trading days immediately prior to the date of the notice of prepayment, and (iii) the Conversion Shares being included in an effective Securities Act registration statement as of the Prepayment Date.

          1.2 Mandatory Prepayment. The Company shall prepay the entire principal amount of the Note, and any accrued interest thereon to the Prepayment Date (subject to the Holder's conversion rights discussed in Section 4) upon (i) the consummation of private equity investments (excluding the placement of the Notes) in the Company totaling at least Five Million Dollars ($5,000,000) in a single transaction or a series of related transactions, or (ii) the consummation of a firmly underwritten public offering of the Company's Common Stock with gross proceeds in excess of Ten Million Dollars ($10,000,000). The Company shall give notice to the Holder at least ten (10) business days prior to the anticipated consummation date of the private equity investment or the underwritten offering setting forth the proposed Prepayment Date.

          1.3 Allocation Among Holders. If less than the entire principal amount of all Notes at the time outstanding shall be called for prepayment at any time, the Company shall allocate the principal amount so called for prepayment among the Holders of all Notes in proportion, as nearly as may be, to the aggregate principal amount of Notes then held by the respective Holders thereof. In any such allocation (i) the Company may, according to such method as it shall deem proper in its discretion, make such adjustments by increasing or decreasing by not more than One Thousand Dollars ($1,000) the amount which would be allocable on the basis of exact proportion to any Holders, as may be necessary to the end that the principal amount so allocated shall be in each instance an integral multiple of One Thousand Dollars ($1,000) and (ii) the Company shall not be required to allocate any amount to any Holder to which the amount allocable on the basis of the exact proportion would be less than One Thousand Dollars ($1,000).

          1.4 Prepayment of Portion of Note. Upon any prepayment of a portion of the principal amount of this Note, the Holder, at his option, (i) may require the Company to execute and deliver at the expense of the Company a new Note dated as of the date to which interest on this Note has been paid, and payable to such person or persons as may be designated by the Holder, for the aggregate principal amount of this Note then remaining unpaid, upon surrender of this Note and payment of applicable transfer taxes, if any, or (ii) may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

          1.5 Note to Become Due on Date Called for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, then this Note or such portion shall become due and payable on the Prepayment Date stated in such notice and shall cease to bear interest on and after such Prepayment Date, unless, upon presentation, the Company shall fail to prepay this Note or such portion, as the case may be.


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


     2. Interest. Interest shall accrue on the principal amount from the date of issuance and be paid on the Maturity Date, subject to earlier payment on a Prepayment Date on the portion of the principal amount then being prepaid.

     3. Security. Pursuant to the terms of a Security and Pledge Agreement, dated as of _____ __, 2004 (the "Security Agreement"), between the Company and Cap Agent Associates LLC, as Agent of the Holders, the Company is securing its obligations under this Note by the grant of a security interest to the Holders in all of the Company's assets, as well as a pledge to the Holder of the capital stock of M.C.M. Environmental Technologies, Inc., a Delaware corporation, owned by the Company, as more fully described in the Security Agreement. The Holder acknowledges that the Company has outstanding secured Promissory Notes, dated January 29, 2004 (the "Opus Note"), in the aggregate principal amount of $500,000 secured by a Royalty Agreement, dated as of October 9, 2002, between Seradyn Inc. and Opus Diagnostic Inc., a subsidiary of the Company and the security interest granted to the Holders pursuant to the Security Agreement shall exclude a security interest on any royalty payments to be made pursuant to said Royalty Agreement. In addition, to the extent the Company hereinafter enters into an equipment financing arrangement pursuant to which the lender in such transaction ("Equipment Lender") requires a first lien and security interest in the specific Company equipment and proceeds thereof, the Agent is hereby authorized by the Holders to enter into such subordination agreements with the Equipment Lender so that the Holder's lien and security interest in such equipment and proceeds thereof are subordinate to the lien to be granted to the Equipment Lender.

     4.   Conversion.
          ----------

          4.1 Conversion Period. The Holder may convert the entire unpaid principal amount of this Note and any accrued interest thereon into Common Stock at any time in whole or from time to time in part commencing on the date hereof and terminating at 5:00 PM, New York Time, on the Maturity Date or earlier upon a Prepayment Date or as otherwise provided herein as to the principal amount of the Note then being prepaid (the "Conversion Period").

          4.2 Conversion Price. During the Conversion Period, the conversion price (the "Conversion Price") shall initially be Twenty Cents ($.20) per share; provided, however, if by September 30, 2004, (i) the Company has not consummated a merger or other business combination with an entity or business in which the Company is the surviving corporation, and such entity or business that has had total revenues for the 12 full months immediately preceding the closing of the transaction equal to at least ten times the total revenues of the Company for such measuring period, and (ii) the average Market Price of the Common Stock is less than Fifty Cents ($.50) per share for the (10) trading days immediately prior to October 1, 2004, the Conversion Price shall be reduced to Fifteen Cents ($.15) per share, subject to the anti-dilution provisions in Section 4.3 below.

          4.3 Method of Conversion. The Holder, at his option, may exercise his conversion right in whole or in part at any time during the Conversion Period by completing and executing the Notice of Conversion attached to this Note as Exhibit A. The Notice of Conversion, together with this Note, must be received by the Company on or prior to the termination of the Conversion Period. To the extent that this Note is converted in part, the Company shall execute and deliver to the Holder a new note identical to this Note except that the principal amount of the new note shall be equal to the portion of the unpaid principal amount of this Note not converted. Unpaid accrued interest on the principal amount being converted shall at the election of the Holder be paid either (i) in cash or (ii) in shares of Common Stock at a purchase price equal to the then Conversion Price. In lieu of issuing a fractional share upon conversion, the Holder will receive the next highest whole number of shares. The Company shall, or instruct its transfer agent to, issue and deliver certificates for the shares of Common Stock issuable upon conversion within three business days after receipt of the Notice of Conversion.

          4.4 Anti-dilution.
              -------------

          (a) Change in Capitalization. In case of any stock split (forward or reverse), stock dividend or similar transaction prior to the date of a conversion (the "Conversion Date") which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors of the Company to the number of Conversion Shares and the applicable Conversion Price.

          (b) Reclassification. In case of any reclassification, capital reorganization or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend covered by
Section 4.4(a)), at any time prior to the Conversion Date, then, as a condition of such reclassification, reorganization or change, a lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right to the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization or change, and a change in the Conversion Price, if necessary, that a holder of Common Stock owning the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization or change would be entitled to. In any such case appropriate provisions shall be made in order to respect the rights and interests of the Holder under this Note.

          (c) Consolidation, Merger and Sale of Assets. In the event of any consolidation of the Company with or a merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, whereby
(i) the surviving entity is a publicly traded company, and (ii) the consideration to be received by the holders of the Common Stock includes publicly traded equity securities in the surviving entity or parent corporation, the Company agrees that a condition of such transaction will be that the successor or purchasing corporation, as the case may be, shall assume the obligations of the Company hereunder in writing. In the case of any such consolidation, merger or sale or conveyance, the Holder shall have the right, until the payment of the entire principal amount of the Notes and any accrued interest thereon (subject to the right of the Holder to convert), upon payment of the applicable Conversion Price in effect immediately prior to such action, to receive the kind and amount of shares and other securities and/or property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had this Note been converted immediately prior to such action, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 4. The provisions of this Section 4.3(c) shall similarly apply to successive consolidations, mergers, sales or conveyances.

          (d) Non-Public Successor. In the event of any consolidation of the Company with or a merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, whereby (i) the surviving entity is a non-publicly traded company, or (ii) the consideration to be received by the Common Stock holders does not include any publicly traded equity securities in the surviving entity or its parent corporation, the Company agrees that a condition of such transaction will be that the Company shall mail to the Holder at the earliest applicable time (and, in any event not less than ten (10) days before any record date for determining the persons entitled to receive the consideration payable in such transaction) written notice of such record date. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price of and the kind and amount of Conversion Shares and other securities and property deliverable upon conversion of this Note. Upon the closing of the transaction referenced in the foregoing notice, the right of conversion of this Note, shall terminate.

          (e) Exchanges and Distributions With Respect to Common Stock. If the Company shall exchange for its Common Stock or distribute with respect to its Common Stock other securities issued by it, the Company shall give notice thereof to the Holder, and the Holder shall have the right thereafter to convert the Note for the kind and amount of shares of stock and other securities retained or received by a holder of the number of shares of Common Stock into which the Note might have been converted immediately prior to such exchange or distribution, subject to adjustment as provided hereinabove.

          (f) Officer's Certificate. Whenever the applicable Conversion Price or the number or type of Conversion Shares is adjusted, the Company shall promptly mail to the Holder a notice of adjustment. The notice of adjustment shall include a brief statement of the facts requiring the adjustment and the manner of computing it, and shall be certified by the chief financial officer of the Company. The determination of the adjustment shall be made by the Company in its sole discretion and shall be final and binding upon the Holder.

          4.5 Taxes on Conversion. If the Holder converts the Note as described hereunder, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

     5.   Seniority.

          5.1 Ranking. The indebtedness evidenced by this Note and the payment of the principal thereof shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Company, now outstanding or hereinafter incurred. "Senior," as used herein, shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note (after giving effect to "cure" provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on this Note, shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of any Company, shall be paid over to the

Holders of the Notes for application to the payment thereof, unless and until the obligations under the Notes, including this Note (which shall mean the principal and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under this Note) shall have been paid and satisfied in full.

          5.2 Restriction of Indebtedness. The Company shall not incur or guaranty any indebtedness that would be senior or pari passu to the Notes, other than up to Five Hundred Thousand Dollars ($500,000) principal amount of indebtedness that would be pari passu with the Notes, including pari passu as to collateral under the Security Agreement.

          5.3 Payment of the Opus Note and Junior Indebtedness. Until an Event of Default, nothing contained in this Note shall be deemed to preclude or prohibit the Company from making any payment or prepayment of principal or interest on the Opus Note or from making any required payment of principal or interest on any debt junior or subordinate to the Notes.

     6. Covenants of the Company. The Company agrees and covenants that, until such time as this Note has been paid in full, the Company will comply with the following covenants:

          6.1 Payment of Principal and Interest. The Company shall duly and punctually pay the principal of and interest on this Note in accordance with the terms of this Note.

          6.2 Maintenance of Office or Agency. The Company shall maintain an office in the State of New Jersey where this Note may be presented or surrendered for payment, where this Note may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of this Note may be served. The Company will give prompt written notice to the Holder of the location, and of any change in the location, of such office.

          6.3 Maintenance of Books and Records. The Company shall, and shall cause any subsidiary to, keep true books and records in which full and correct entries will be made of all its business transactions, in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principals.

          6.4 Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holder.

          6.5 Compliance. The Company shall timely comply with the filing requirements of the Over the Counter Bulletin Board and the U.S. Securities and Exchange Commission ("Commission") with respect to its obligations to file periodic reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          6.6 Financial Statements and Information. The Company will mail or deliver to the Holder:

          (a) Quarterly Statements. Within sixty (60) days after the close of each of the three interim quarterly accounting periods of the Company, an unaudited balance sheet of the Company as of the end of such period and the related statements of operations, stockholders' equity and changes in the financial position for such period; and

          (b) Annual Statements. Within one hundred and twenty (120) days after the close of the fiscal year of the Company, an audited balance sheet of the Company as of the end of the year and the related statements of operations, stockholders' equity and changes in financial position for the periods then ended;

          (c) Other Statements, Etc. Copies of all such financial statements, reports and proxy statements as the Company shall send to or make available to its stockholders or which it shall file with the Commission.

          (d) Compliance. So long as the Company is registered under the Exchange Act, the obligations under Sections 6.6(a) and (b) shall be satisfied by the delivery or mailing of the Company's Quarterly Report on Form 10-QSB for the quarter then ended and the Annual Report on Form 10-KSB for the fiscal year then ended.

          6.7 Common Stock Issuable upon Conversion. The Company covenants that all shares of Common Stock which may be issued upon conversion of this Note shall, upon issuance, be fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, except restrictions on resale or other transfer imposed under the Securities Act of 1933, as amended, and the Company's By-laws and Certificate of Incorporation, and as may be hereafter amended or restated. The Company further covenants that during the period within which the conversion right represented by this Note may be exercised, the Company will, at all times, have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Note.

          6.8 Restriction on Payment of Dividends and Stock Repurchases. The Company may not, directly or indirectly, (i) declare or pay any dividend on, or make any distribution to its stockholders of, any shares of its Common Stock, or(ii) purchase, redeem or otherwise acquire or retire for value any shares of Common Stock, without the consent of Holders of a majority in principal amount by outstanding Notes, not to be unreasonably withheld or delayed.

          6.9 Taxes. The Company shall, and cause any subsidiary to, pay prior to delinquency all taxes, assessments and governmental levies, federal, state and provincial or local, in the United States, except as contested in good faith and by appropriate proceedings.

          6.10 Incurring Certain Additional Indebtedness. Unless otherwise agreed to in writing by the holders of Notes representing at least 51% of the aggregate amount of principal and accrued interest outstanding as of the applicable measurement date (the "Note Requisite Holders"), the Company shall not issue any debt securities which provide that such securities shall rank senior to the Notes, except to the extent permitted in Section 5.2 hereof.

          6.11  Insurance. The Company shall (i) keep all of its properties


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


adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, and (ii) maintain adequate insurance at all times with responsible insurance carriers against liability on account of damage or injury to persons and property including from product liability and under all applicable workmen's compensation laws.

          6.12 No Impairment. The Company will not, by amendment of its charter documents or through any stock dividend, stock split, stock combination, reclassification, reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders to the extent provided herein.

     7.   Remedies.

          7.1 Events of Default. "Event of Default," wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of principal or any installment of interest upon this Note for a period of five (5) days after it becomes due and payable whether at its maturity or otherwise; or

          (b) default in the performance, or breach, of any covenant of the Company in this Note (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of ten (10) days after notice of such default or breach had been received by the Company; or

          (c) an event of default shall have occurred and be continuing in any of the other Notes of the issue of which this Note is a part; or

          (d) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

          (e) the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (f) the Company shall have entered against it a final judgment by a court having jurisdiction which, if satisfied, would have a material adverse effect on the financial condition of the Company, and the same shall remain undischarged for a period of twenty (20) days during which execution shall not be effectively stayed or bonded; or

          (g) the Company shall be in default in the payment in excess of One Hundred Thousand Dollars ($100,000) of money borrowed in one or more transactions, the lender(s) shall have declared the amount in default; and such default shall not have been cured or contested in good faith for a period of twenty (20) days after such declaration;

          (h) the Company shall fail to perform or observe in any material respect any covenant, agreement or provision to be performed or observed by it under the Securities Purchase Agreement or the Security Agreement, and such failure shall not be rectified or cured within ten (10) days after written notice thereof by any Holder to the Company;

          (i) if the Company shall suspend its operations and such suspension shall remain in effect for a continuous period exceeding thirty (30) days; or

          (j) any representation or warranty of the Company made to the Holder in, pursuant to or in connection with this Note, the Securities Purchase Agreement or the Security Agreement, shall be false in any material respect on the date as of which it was made and such breach shall not be rectified or cured within ten (10) days after written notice thereof by any Holder to the Company;

then and in each and every case, unless the principal and accrued interest on this Note shall have already become due and payable, the Holder may by notice in writing to the Company declare the unpaid balance of this Note to be forthwith due and payable, and thereupon such balance, including the principal of this Note and accrued interest thereon, shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

          7.2 Enforcement of Remedies. In case an Event of Default has occurred and is continuing, Cap Agent Associates LLC, as Agent on behalf of the Holders and acting upon the direction of the Note Requisite Holders by written notice to the Company, may declare the principal amount of this Note, plus accrued interest, to be immediately due and payable, and upon any such declaration such principal and accrued interest shall become due and payable immediately. Upon such declaration, the rate of interest on the unpaid principal shall be increased to fourteen percent (14%) per annum or such lower rate that is the maximum rate allowed by law (the "Default Rate") from the date of such declaration until such unpaid principal is repaid in full. The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving the Company a right to cure any default. In case an Event of Default described in Sections 7.1(d) or 7.1(e)


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


above occurs, such amounts will become due and payable without any declaration or any act on the part of the Agent or any Holder. Except as provided herein, the Company and all endorsers of this Note hereby waive presentment for payment, protest, and notice of protest of this Note. The Company and all endorsers of this Note shall pay the Holder's reasonable expenses and costs in collecting and enforcing this Note.

          7.3 Notice to Holders of Record. If the Holder of any of the other Notes shall demand payment thereof or take any other action of which the Company shall have actual knowledge in respect of an alleged default or Event of Default, the Company will forth with give written, notice, specifying such action and nature of the alleged default or Event of Default, to the Holder.

          7.4 Waiver by Company. To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision might be applicable to any sale made under the judgment, order or decree of any court or otherwise, based on this Note or any claim for interest on this Note or under the Security Agreement or any foreclosure thereunder.

          7.5 Amendments and Waivers. No course of dealing between the Company and any Holder of the Notes and no delay on the part of any Holder of the Notes in exercising any rights under the Notes shall operate as a waiver of the rights of any other Holder of the Notes. No covenant or other provision of the Notes nor any default or Event of Default in connection therewith may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision or default or Event of Default. Any provision of the Notes to the contrary notwithstanding, changes in or additions to the Notes may be made, and compliance with any term, covenant, condition or provision set forth in the Notes may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), and any default or Event of Default and the consequences thereof may be waived, by a consent or consents in writing signed by the Note Requisite Holders; provided, however, that (i) the Company shall deliver copies of the form of such consent or consents to any Holder who did not execute the same; (ii) no such consent shall be effective to reduce the principal of or rate of interest payable on any Notes, or to postpone the date fixed for the payment of the principal thereof or of interest thereon, without the consent of the Holder of each Note so affected; (iii) no such consent shall be effective to change the percentage of principal amount of the Notes, the consent of the holders of which is required under this Section 7.5, without the consent of the Holders of all Notes at the time outstanding; and
(iv) no such consent shall extend to or impair any obligation not expressly waived or impair any right consequent thereon. Any consent may be given subject to satisfaction of conditions stated therein. A waiver on any occasion shall not be construed as a bar to or a waiver of any such right or remedy on any future occasion.

          7.6 Cost and Expense of Collection. The Company covenants and agrees that if default be made in any payment or prepayment of principal of, or interest on, the Note, it will, to the extent permitted under applicable law, pay to the Holder such further amount as shall be sufficient to cover the cost or expense of collection, including reasonable compensation to the attorneys of the Holder for all services rendered in that connection.

     8.   Payment, Exchange and Transfer; Lost Note.
          -----------------------------------------

          8.1 Payments. Interest and principal to be paid in respect of this Note shall be paid at the place provided herein, without any presentment or notation of payment, and the amount of principal so paid on this Note shall be regarded as having been retired and cancelled at the time of payment. The Holder shall, however, at the place of payment of this Note at any time during its regular business hours on any day when a prepayment of a portion of the outstanding principal is made, permit the Company to make appropriate notation hereon of the amount of principal which has been paid on this Note in accordance with Section 1.4.

          8.2 Limitation on Transferability. The Holder shall not assign or transfer any or all of his interest in this Note to a third party except to a member of the Holder's immediate family, a trust for which the Holder or a member of his immediate family is a principal beneficiary or a corporation or other entity in which the Holder and/or a member of his immediate family own more than a majority of the outstanding voting securities or interests.

          8.3 Lost, etc., Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such Note.

     9.   Miscellaneous Provisions.
          ------------------------

          9.1 Benefits. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and his heirs, administrators and permitted assigns and transferees.

          9.2 Notices. All communications provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes if delivered in person, or if sent by certified or registered mail, postage and charges prepaid, or by recognized overnight courier, to the following addresses: if to the Company, at its office, One Parker Plaza, Fort Lee, New Jersey 07024, Attention: President, or to the Holder at his address set forth in his Subscription Agreement, or at any other address duly designated by the Company or the Holder to the other.

          9.3 Entire Agreement. This Note, together with the Security Agreement, sets forth the entire agreement between the Company and the Holder with respect to the subject matter contained herein. If there is a conflict between the provisions in this Note and the provisions of the Subscription Agreement or the Registration Rights Agreement, the provisions of this Note shall govern.

          9.4 Severable. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of all other terms and provisions hereof shall in no way be affected thereby.

          9.5 Amendment. Subject to Section 7.5, this Note may not be changed, modified or amended except by an agreement in writing signed by the Holders constituting a majority of the aggregate principal amount outstanding under the Notes. Any amendment of this Note shall apply consistently and uniformly to all outstanding Notes.

          9.6 Governing Law. This Note shall be deemed to be a contract made under, and to be construed in accordance with, the laws of the State of New York, without giving effect to conflicts of law.

          9.7 Jurisdiction of Disputes; Waiver of Jury Trial. In the event of any claim under this Note with respect to any matters described or contemplated herein, the Holder and the Company agree (i) that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waive any objection which a party may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Holder and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address set forth herein shall be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE HOLDER AND THE COMPANY EACH WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING IN CONNECTION WITH THIS NOTE, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

          9.8 Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its President, attested by its Secretary, and dated the day and year first above written.

                                          CAPRIUS, INC.


                                          By:  __________________________
                                                George Aaron, President


ATTEST:


By: ___________________________
    Jonathan Joels, Secretary

                                                                       EXHIBIT A


                              NOTICE OF CONVERSION
                                       OF
                       CONVERTIBLE SECURED PROMISSORY NOTE

TO: CAPRIUS, INC.

     Pursuant to the Convertible Secured Promissory Note (the "Note"), attached hereto, dated _____ __, 2004, issued by Caprius, Inc., a Delaware corporation (the "Company"), to the undersigned (the "Holder"), the Holder hereby:

     1) Irrevocably elects to convert the principal and accrued interest under the Note into Conversion Shares, as defined in the Note, in the amount of _____Dollars ($_____)(in the event no amount is specified, the entire principal and accrued interest outstanding under the Note shall be converted);

     2) Requests that a certificate for the Conversion Shares be issued in the name of undersigned, or, in the name and address of another person (the "Assignee") are specified below provided, that, if the Conversion Shares are not covered by a registration statement effective under the Securities Act of 1933, the Assignee shall deliver a representation letter in form satisfactory to the
Company:

              -----------------------------------------------------
              -----------------------------------------------------
              -----------------------------------------------------
              (Name and address of person other than undersigned in
               whose name Conversion Shares are to be registered).

     3) Requests that, if the entire principal and accrued interest outstanding is not hereby converted into Conversion Shares, a new Note of like tenor for the remaining outstanding balance be issued and delivered to the undersigned at the address stated below.



Dated: ____________________________       ______________________________________
                                          Signature
(This signature must conform in all respects to the name of the Holder as specified on the face of the Note.)

______________________________________    ______________________________________
Social Security Number                    Printed Name

Address:___________________________

___________________________________